EXHIBIT 10.22

                        EASTERN ENTERPRISES
                  1994 DEFERRED COMPENSATION PLAN




I.  In General.

     Eastern Enterprises (the "Company") has established the deferred compensation plan hereinafter set forth (as the same may from time to time be amended, the "Plan") in order to provide an incentive for eligible key management employees by enabling them to defer compensation until termination of employment. The Plan provides for deferral of amounts that would otherwise have been received currently by the eligible employee as well as for the crediting of additional deferred amounts. The Plan is intended, in part, to make up for deferrals that cannot be made under the Company's tax-qualified Retirement Savings Plan by reason of the limitations imposed under Section 401(a)(17), Section 401(k)(3),
Section 401(g) or Section 415 of the Internal Revenue Code, and shall be construed consistent with that purpose, including without limitation consistency with the anti-conditioning rules of Section 401(k)(4) of the Internal Revenue Code and the regulations thereunder.


II.  Defined Terms.

     The following terms shall have the meanings set forth below whenever such terms are used in the Plan, unless a different meaning is clearly indicated by the context:

          (a)  "Account":  Either the Elective Account
     established pursuant to Article IV of the Plan or the Matching Account established pursuant to Article V of the Plan, including any sub-accounts.

          (b) "Administrator": The Compensation Committee of the Board of Trustees of the Company, or its delegates.

          (c) "Base Salary": A Participant's basic or regular salary, excluding bonuses and other forms of extraordinary compensation, determined before reduction for deferrals under this Plan or any other employee benefit plan of the Company or its subsidiaries.

          (d) "Bonus": A cash bonus or the cash portion of any other incentive award payable to a Participant, determined before reduction for deferrals under the Plan or any other employee benefit plan of the Company or its subsidiaries. The term "Bonus" does not include amounts paid upon the exercise or settlement of a stock option or stock appreciation right.

          (e) "Code": The Internal Revenue Code of 1986, as amended.

          (f) "Company": Eastern Enterprises, a Massachusetts business trust with its principal place of business at Weston, MA.

          (g) "Compensation": In the case of any Participant, the sum of his or her Base Salary and Bonuses, if any.

          (h) "Eligible Employee": An employee of the Company or any of its subsidiaries who is, or who belongs to a classification of employees that is, from time to time designated by the Administrator as eligible to participate in the Plan. The Administrator shall select Eligible Employees from among those employees of the Company and its subsidiaries who are considered "management or highly compensated employees" for purposes of Title I of ERISA.

          (i)  "ERISA":  The Employee Retirement Income Security
     Act of 1974, as amended.

          (j) "Participant": An Eligible Employee who participates in the Plan.

          (k)  "Plan":  The Eastern Enterprises 1994 Deferred
     Compensation Plan set forth herein, as the same may from time to time be amended and in effect.

          (l) "Plan Year": The 12-month period designated as the plan year for purposes of the Savings Plan.

          (m)  "Savings Plan":  The Company's Retirement Savings
     Plan as from time to time amended and in effect.


III.  Elective Deferrals.

     (a) Each Participant may elect to have the cash portion of his or her Compensation for a Plan Year reduced and an equivalent amount credited to an Account hereunder. Each such election must be made at the time or times specified in (b) below and in the manner specified in (c) below, and shall be irrevocable once made. Separate elections may be made with respect to Base Salary and Bonuses. If only one election (with respect to total Compensation) is made, deferrals will be taken proportionately from Base Salary and Bonuses. The amount, if any, deferred with respect to Base Salary or Bonuses (or with respect to total Compensation if separate elections are not made) shall be the sum of (i) a whole percentage from 0% to 20% of the Participant's Base Salary, plus (ii) a whole percentage from 0% to 100% of the Participant's Bonuses.

     (b) Elections under this Article III shall be made prior to the beginning of a Plan Year and shall be effective as to Base Salary payable with respect to periods beginning in such Plan Year and to Bonuses earned in such Plan Year. Notwithstanding the foregoing: (i) an individual who becomes an Eligible Employee during a Plan Year may, within 30 days of becoming eligible, elect to defer Base Salary with respect to subsequent pay periods in that year and, if the Administrator so permits, Bonuses to be earned in that year, and (ii) for the 1994 Plan Year, initial elections to defer may be made within 30 days after the Plan is communicated to Eligible Employees, effective as to Base Salary with respect to subsequent pay periods in 1994 and to Bonuses to be earned in 1994. The Administrator may, but need not, provide that deferral elections with respect to a Plan Year shall carry over and be effective with respect to subsequent Plan Years unless affirmatively and timely modified by the Participant.

     (c) Elections under Article III shall be in writing on a form approved or prescribed by the Administrator and shall be effective when received by the Administrator care of the Company at the Company's principal place of business in Weston, Massachusetts.



IV.  Crediting of Elective Deferrals.

     The Administrator shall credit to a Participant's Elective
Account the amount, if any, deferred by the Participant under
Article III.  Amounts shall be credited to a Participant's
Elective Account as of the date they would have been paid in cash to the Participant, absent the deferral.


V.  Matching Credits.

     Effective as of the last day of each pay period, the Administrator shall credit to each Participant's Matching Account an amount equal to the sum of (a) and (b) below, where:

          (a) is an amount equal to the excess of (1) 25% of the sum for such period of the Participant's deferrals of Base Salary hereunder plus the Participant's elective deferrals under the Savings Plan, over (2) matching contributions for the benefit of the Participant with respect to such period under the Savings Plan; provided, that the amount described in (1) above shall in no event exceed 1.5% of the Participant's Base Salary for such period; and

          (b) is an amount equal to 25% of the Participant's elective deferrals of any Bonus under paragraph (a)(ii) of
     Article III above to the extent such elective deferrals do not exceed 6% of the Bonus.


VI.  Notional Earnings.

     At least annually, the Administrator shall credit to each Participant's Elective Account and Matching Account an additional amount representing notional earnings with respect to the balances of such Accounts. Except as may otherwise be determined by the Administrator, notional earnings shall be based on an interest rate equal to the prime rate of interest charged by The First National Bank of Boston as of the first day of the calendar year, plus one (1%) percentage point. In lieu of or in addition to the notional earnings measure described in the preceding sentence, the Administrator may from time to time specify other measure or measures by which notional earnings hereunder shall be determined and may change or eliminate any measure at any time. The Administrator may, but need not, permit Participants to choose the measure or measures (from among those specified as hereinabove provided) that will form the basis for crediting notional earnings to their Accounts under this Article VI. Notional earnings shall continue to be credited with respect to a Participant's Accounts until such Accounts have been fully distributed.


VII.  Vesting; Rights Unsecured.

     A Participant's Accounts shall be fully vested and nonforfeitable at all times. Nevertheless, each Participant's rights against the Company and its subsidiaries for benefits, if any, under the Plan shall be solely those of an unsecured general creditor. Nothing herein shall be construed as giving any Participant rights to or in any specific assets of the Company or its subsidiaries, nor shall anything herein be deemed to require the Company or any of its subsidiaries to set aside assets or create a trust or other fiduciary relationship for the purpose of funding benefits hereunder. Notwithstanding the foregoing, the Administrator may (but need not) establish a so-called "rabbi trust", whether or not conforming to the requirement of Revenue Procedure 92-64 but in any event intended to be a "grantor trust" for purposes of the Code and an unfunded arrangement under ERISA, to assist in providing for payment of benefits hereunder.

VIII.  Distribution of Accounts.

     (a) Except as provided below, each Participant's Accounts shall be distributed in a single lump sum cash payment as soon as practicable following the Participant's termination of employment with the Company and its subsidiaries. For purposes of the preceding sentence, a Participant employed by a direct or indirect subsidiary of the Company shall be treated as having terminated employment if such subsidiary is (or substantially all its assets are) acquired by another person or persons and the Participant continues to work for the acquiring entity, unless such acquiring entity expressly assumes the obligation to make the deferred payments to which the Participant is entitled hereunder upon termination of the Participant's employment with such acquiring entity.

     (b) Distribution under (a) above shall be made to the Participant if living. If the Participant's termination of employment occurs by reason of death, distribution shall be made to the Participant's beneficiary or beneficiaries designated in writing for purposes of the Plan on a form prescribed or approved by the Administrator, or in the absence of such a designation to the Participant's estate. If the Participant's termination of employment occurs other than by reason of death but the Participant dies prior to actual payment, distribution shall be made to the Participant's beneficiary or beneficiaries (or to the Participant's estate) as provided in the foregoing sentence.

     (c) The Administrator may prescribe rules under which total and permanent disability of the Participant, as determined by the Administrator, shall be treated as a termination of employment for purposes of the Plan even if the Participant would not be treated as having terminated employment for other purposes.

     (d) If a Participant so elects with respect to elective deferrals and/or matching credits for a Plan Year, that portion of the Participant's Accounts attributable to such deferrals and credits and the notional earnings with respect thereto shall be distributed in annual cash installments rather than in a single cash lump sum. The election to receive distribution in installments rather than in a single lump sum shall be made as part of the Participant's deferral election under Article III. The Administrator may specify the number or maximum number of years over which installments will be paid. The amount of each installment shall be determined by dividing that portion of the Participant's Accounts payable in such installments by the number of remaining installments. Where an Account is payable in installments, notional earnings shall continue to be credited to the balance of the Account until the Account is distributed in full. If a Participant who has elected installment distributions dies prior to the commencement or completion of the distributions, remaining payments shall be made to the Participant's beneficiary or beneficiaries (or to the Participant's estate) as provided under (b) above in accordance with the schedule of installment distributions elected by the Participant, except that the Administrator at any time following the Participant's death may commute the remaining installment distributions to a single cash lump sum payment.

     (e)  Notwithstanding the preceding provisions of this
Article VIII, the Administrator may distribute any Account at any time in full, in satisfaction of all remaining liabilities under the Plan to the affected Participant, if the Administrator in its discretion determines that exclusion of the Participant from the Plan is necessary to preserve the Plan's status as a plan maintained primarily for the benefit of "management or highly compensated employees" (as those words are used in Title I of ERISA). In addition, the Administrator in its discretion may make distributions under the Plan, including lump sum distributions representing the entirety of a Participant's Accounts, upon termination of the Plan even if the Participant is then still employed or had elected an installment distribution.


IX.  Hardship Distributions.

     A Participant may apply for a distribution prior to termination of employment if he or she has suffered an unanticipated emergency caused by an event beyond the Participant's control and likely to result in severe financial hardship. The Administrator shall determine if such an emergency exists and its determination shall be final and binding on all persons. If the Administrator determines that such an emergency exists it shall distribute to the Participant such portion of his or her Accounts as the Administrator deems necessary to meet the financial emergency.


X.  Administration.

     (a) The Plan shall be administered by the Administrator, which shall have full discretionary authority to interpret the Plan, determine eligibility for participation and benefits, prescribe rules, prescribe forms of election and other forms, and generally do all things necessary to carry out the terms of the Plan. Determinations by the Administrator shall be binding on all persons.

     (b) The Administrator shall prescribe such procedures as it deems appropriate for claiming benefits under the Plan. If any Participant or beneficiary claims benefits hereunder and the Administrator determines that the claim should be denied, the Administrator will provide to the claimant written notice of the denial, setting forth such information as is required under
Section 503 of ERISA. If the claimant within 60 days of receipt of such notice requests in writing that the decision be reviewed, the Administrator shall afford the claimant (and his or her representative) an opportunity for review and within 60 days of receiving the request for review shall render a written decision, including specific reasons for the decision. The Administrator may extend the time for making a decision to the extent consistent with Section 503 of ERISA. Any failure by the Administrator to provide written notice of its decision within the 90-day or 60-day periods hereinabove described (or within such extensions of those periods as may apply in the particular case) shall be deemed a denial by the Administrator.


XI.  Amendment and Termination.

     The Board of Trustees of the Company may terminate the Plan at any time. Following Plan termination no further deferrals or other amounts shall be credited to Participant Accounts, except for notional earnings which shall continue to be credited until the Accounts have been distributed.

     The Board of Trustees of the Company may amend the Plan at any time and in any manner, including with respect to amounts already credited to Participant Accounts; provided, that no such amendment shall reduce the dollar amount credited to a Participant's Accounts as of the effective date of the amendment.


XII.  Miscellaneous.

     (a) Nothing in the Plan shall be construed as giving any Eligible Employee or other person the right to continued employment with the Company and its subsidiaries.

     (b) Rights to benefits under the Plan are nonassignable and shall not be subject to pledge, encumbrance, attachment, garnishment or alienation of any kind whatsoever. However, each Participant may designate a beneficiary or beneficiaries to receive any benefits payable hereunder upon the Participant's death.

     (c) All distributions under the Plan shall be subject to reduction for applicable tax withholding.

     (d) The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts except to the extent such laws are preempted by ERISA.

     (e) Reference is hereby made to the trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 29, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration of trust as trustees and not personally, and no trustee, shareholder, officer or agent of Eastern shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

Approved by the Board of Trustees:  January 27, 1994